EXHIBIT 99.1

JOINT FILER INFORMATION

Name:	Wachovia Corporation 301 South College Street Charlotte, NC 28288
Designated Filer:	Wachovia Investors, Inc.
Issuer and Ticker Symbol:	Comsys IT Partners, Inc. (CITP)
Date of Event Requiring Statement:	September 30, 2004
Signature:	WACHOVIA CORPORATION
By: /s/ Frederick W. Eubank II Name: Frederick W. Eubank II Title: Senior Vice President

Name:	Frederick W. Eubank II 301 South College Street Charlotte, NC 28288
Designated Filer:	Wachovia Investors, Inc.
Issuer and Ticker Symbol:	Comsys IT Partners, Inc. (CITP)
Date of Event Requiring Statement:	September 30, 2004
Signature:	By: /s/ Frederick W. Eubank II Frederick W. Eubank II

Name:	Scott B. Perper 301 South College Street Charlotte, NC 28288
Designated Filer:	Wachovia Investors, Inc.

Issuer and Ticker Symbol:	Comsys IT Partners, Inc. (CITP)
Date of Event Requiring Statement:	September 30, 2004
Signature:	By: /s/ Scott B. Perper Scott B. Perper

Name:	Arthur C. Roselle 301 South College Street Charlotte, NC 28288
Designated Filer:	Wachovia Investors, Inc.
Issuer and Ticker Symbol:	Comsys IT Partners, Inc. (CITP)
Date of Event Requiring Statement:	September 30, 2004
Signature:	By: /s/ Arthur C. Roselle Arthur C. Roselle